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Ten Industrial Way East, Suite 2, Eatontown, NJ 07724 (732 544-8111 Fax(732) 544-8788 E-mail tax@wgpc.net

Wiener, Goodman

& Company, P.C.

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Certified Public Accountants

& Consultants

Joel Wiener, CPA

Gerald Goodman, CPA

Memberships

  SEC Practice Section of AICPA

  PCPS of AICPA

  American Institute of CPA

  New Jersey Society of CPA

EXHIBIT 16.1

February 3, 2006

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

We have read Item 4 of Form 8-K dated February 3, 2006 of EP Global Communications, Inc. and are in agreement with the statements contained therein.

/s/ Wiener, Goodman & Company, P.C.

     Wiener, Goodman & Company, P.C.